EXHIBIT 99
                                                                      ----------

                            Computational Materials

                            UACSC 2002-A Owner Trust


            $68,000,000 Class A-1 Automobile Receivable Backed Notes $83,000,000 Class A-2 Automobile Receivable Backed Notes $65,000,000 Class A-3 Automobile Receivable Backed Notes $66,000,000 Class A-4 Automobile Receivable Backed Notes
             $18,000,000 Class B Automobile Receivable Backed Notes


                         UAC Securitization Corporation
                                     Seller


                          Union Acceptance Corporation
                                    Servicer


                                  Computational
                                    Materials



        The information contained in the attached computational materials is preliminary and will be replaced by the prospectus supplement and accompanying prospectus applicable to the UACSC 2002-A Owner Trust and any other information subsequently filed with the Securities and Exchange Commission. You should make your investment decision with respect to the securities described in the computational materials based solely upon the information contained in the prospectus supplement and accompanying prospectus.

        These computational materials do not constitute an offer to sell or the solicitation of an offer to buy and we will not sell the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold and no offer to buy will be accepted prior to the delivery of the prospectus supplement and accompanying prospectus relating to the securities.

        The information in the attached computational materials is preliminary, limited in nature and subject to completion or amendment. We do not claim that the securities will actually perform as described in any scenario presented.

        The information in the computational materials has been prepared by the seller. None of the underwriters, First Union Securities, Inc. and Banc of America Securities LLC ("Banc of America"), nor any of their affiliates makes any representation as to the accuracy or completeness of the information in the computational materials.

        First Union Securities, Inc. operates its investment banking business under the trade name Wachovia Securities ("Wachovia").

        The information in the computational materials addresses only certain aspects of the characteristics of the securities and does not provide a complete assessment of the securities. As such, the information may not reflect the impact of all structural characteristics of the securities. The assumptions underlying the information, including structure, trust property and collateral, may be changed from time to time to reflect changed circumstances.

        The data supporting the information in the computational materials has been obtained from sources that the underwriters believe to be reliable, but the underwriters do not guarantee the accuracy of or computations based on such data. The underwriters and their affiliates may engage in transactions with the seller or its affiliates while the information is circulating. The underwriters may act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax, or accounting considerations applicable to you. The underwriters shall not be fiduciaries or advisors, unless they have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to the Employee Retirement Income Security Act of 1974, as amended, the information in the computational materials is being furnished on the condition that it will not form a primary basis for any investment decision.

        Although a registration statement (including a form of prospectus) relating to the securities described in the information in the computational materials has been filed with the Securities and Exchange Commission and is effective, the prospectus supplement and accompanying prospectus relating to the securities described in the information in the computational materials have not been filed with the Securities and Exchange Commission. You must refer to the prospectus supplement and accompanying prospectus for definitive information on any matter described in the computational materials. Your investment decision should be based only on the data in the prospectus supplement and accompanying prospectus. The prospectus supplement and accompanying prospectus contain data that is current as of the applicable publication dates and after publication may no longer be complete or current. The prospectus supplement and accompanying prospectus may be updated by information subsequently filed with the Securities and Exchange Commission.

        You may obtain the prospectus supplement and accompanying prospectus by contacting the Wachovia Syndicate Desk at (704) 383-7727 or the Banc of America Syndicate Desk at (704) 386-7744.

     [THE FOLLOWING LANGUAGE APPEARS AT THE BOTTOM OF EVERY PAGE HEREAFTER]

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your financial advisor at Wachovia or Banc of America immediately.

                            UACSC 2002-A Owner Trust
                            Computational Materials
                              Subject to Revision
                           Dated as of March 5, 2002

                                SUMMARY OF TERMS


        The definitions or references to capitalized terms used in these materials can be found on the pages indicated in the "Index of Principal Terms" on page 27 of these materials.


Issuer

The UACSC 2002-A Owner Trust, a Delaware business trust, will issue the notes described in these materials.

Seller

UAC Securitization Corporation is the seller and the depositor of the trust. The seller will transfer the automobile receivables and related property to the trust.

Servicer

Union Acceptance Corporation ("UAC") will act as the servicer of the trust. The servicer will receive and apply payments on the automobile receivables, service the collection of the receivables and direct the trustee to make the appropriate payments to the noteholders and the certificateholder. The servicer will receive a monthly servicing fee as compensation for its services.

Indenture Trustee

BNY Midwest Trust Company, a subsidiary of The Bank of New York, will serve as the indenture trustee under the terms of an indenture between the trust and the indenture trustee.

Owner Trustee

First Union Trust Company, National Association will serve as the owner trustee under the terms of a trust and servicing agreement between the seller, the servicer and the owner trustee.

Cut-Off Date

The cut-off date will be the close of business on February 28, 2002. Receivables included in the trust will have been initially acquired by UAC on or before this date.

Statistical Cut-off Date

The statistical cut-off date is the close of business on February 15, 2002. This is the date we used in preparing the statistical information presented in these materials. As of such date, the aggregate principal balance of the receivables was $262,579,651.59. Such statistical information does not reflect the inclusion of additional receivables in the aggregate principal amount of approximately $37,500,000, which will have been initially acquired by UAC before the cut-off date.

Closing Date

The closing date will be on or about March 18, 2002.

The Notes

On the closing date, the trust will issue the class A-1 notes, the class A-2 notes, the class A-3 notes, the class A-4 notes and the class B notes, as described below, under an indenture between the trust and the indenture trustee. The notes are non-recourse obligations of the trust and are secured by certain assets of the trust. The interest rates and initial principal balances of the notes are as follows:

                         Interest Rate          Initial Aggregate
        Class              (per annum)          Principal Balance


         A-1                                        $68,000,000
         A-2                                        $83,000,000
         A-3                                        $65,000,000
         A-4                                        $66,000,000
          B                                         $18,000,000

Payment Date

The trust will pay interest and principal on the notes on the eighth calendar day of each month or, if such day is not a business day, on the next business day. The payments will begin on April 8, 2002 and will be made to holders of record of the notes as of the record date, which will be the business day before the payment date. However, if definitive notes are issued, the record date will be the last day of the collection period related to the payment date. The collection period with respect to any payment date is the calendar month immediately preceding the calendar month in which such payment date occurs.

Interest on the Notes

Interest on the class A-1 notes will be calculated on the basis of a 360-day year and the actual number of days from the previous payment date through the day before the related payment date. Interest on all other classes of notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Yield and Prepayment Considerations" in these materials.

Class  A-1  Monthly  Interest.   Generally,   the  amount  of  monthly  interest
distributable to the class A-1 noteholders on each payment date is the product of:

     (1)  1/360th of the interest rate for the class A-1 notes;

     (2) the actual number of days from the previous payment date through the day before the related payment date; and

     (3) the aggregate outstanding principal balance of the class A-1 notes on the preceding payment date (after giving effect to all payments to noteholders on such date).

Monthly  Interest for Other  Notes.  Generally,  the amount of monthly  interest
distributable   to  each  class  of  noteholders   (other  than  the  class  A-1
noteholders) on each payment date is the product of:

     (1)  one-twelfth  of the interest  rate  applicable to such class of notes;
          and

     (2) the aggregate outstanding principal balance of such class on the preceding payment date (after giving effect to all payments to noteholders on such date).

Monthly Interest on First Payment Date. The amount of interest distributable on the first payment date of April 8, 2002 will be based upon the initial aggregate principal balance of the applicable class of notes and will accrue from the closing date through the day before the first payment date (and in the case of all of the notes other than the class A-1 notes, assuming that every month has 30 days).

Note Principal

The trust will distribute principal on each payment date to the noteholders of record as of the record date. Generally, the amount of monthly principal the trust will pay is equal to the decrease in the outstanding principal balance of the receivables pool during the preceding calendar month.

Generally, principal will be distributed to the noteholders in the order of the alpha-numeric designation of each class of the notes, starting with the class A-1 notes and ending with the class B notes. For example, no principal will be distributed to the class A-2 noteholders until the outstanding principal balance of the class A-1 notes has been reduced to zero. No principal will be distributed to the class B noteholders until the principal of all of the class A notes has been paid in full. See "Risk Factors -- Some Notes Are More at Risk Than Others If There Are Losses on the Receivables" in these materials.

The trust must pay the outstanding principal balance of each class of notes, to the extent not previously paid, on the final maturity date for such class of notes as follows:

         Class    Final Maturity Date
         -----    -------------------

         A-1      April 8, 2003
         A-2      July 8, 2005
         A-3      December 8, 2006
         A-4      July 8, 2008
         B        September 8, 2009

Since the rate of payment of principal of each class of notes depends greatly upon the rate of payment of principal on the receivables (including voluntary prepayments and principal paid in respect of defaulted receivables and purchased receivables), the final payment in respect of each class of notes could occur significantly earlier than the respective final maturity dates.

The Certificate

In addition to the notes, the trust will issue an automobile receivable backed certificate pursuant to the trust and servicing agreement. The certificate represents an undivided beneficial ownership interest in the trust and will initially be retained by the seller. We are not offering the certificate for sale in this offering.

The Trust Assets

The trust will pledge its assets to the indenture trustee as collateral for the repayment of the notes. The trust assets will include:

     o a pool of simple interest and precomputed interest installment sales contracts and installment loan and security agreements originated in various states in the United States of America, secured by new and used vehicles, which are expected to have an aggregate principal amount as of February 28, 2002 of approximately $300,000,000;

     o certain monies (including accrued interest) due in respect of the receivables as of and after February 28, 2002, but excluding accrued interest paid before the closing date;

     o security interests in the related vehicles financed through the receivables;

     o    funds on deposit in a collection account and a spread account;

     o any proceeds from claims on certain insurance policies relating to the financed vehicles or the related obligors;

     o    any lender's single interest insurance policy;

     o an unconditional and irrevocable insurance policy issued by MBIA Insurance Corporation guaranteeing payments of principal and interest on the notes; and

     o certain rights under the agreements by which the receivables are sold from the UAC funding subsidiaries participating in the transaction (the "Funding Subsidiaries") to the seller and from the seller to the trust.

The trust will acquire its assets from the seller pursuant to the trust and servicing agreement.

Spread Account; Rights of the Certificateholder

The trust will establish a spread account on the closing date for the benefit of the noteholders and the insurer. On the closing date, we will deposit into the spread account the amount, if any, required by the insurer. The spread account will hold the excess, if any, of the collections on the receivables over the amounts which the trust is required to pay to the noteholders, the servicer and the insurer, up to the required spread amount. The amount of funds available for payment to noteholders on any payment date will consist of funds from the following sources:

     (1) payments received from obligors in respect of the receivables (net of any amount required to be deposited to the payahead account in respect of precomputed receivables);

     (2) any net withdrawal from the payahead account in respect of precomputed receivables;

     (3)  interest earned on funds on deposit in the collection account;

     (4)  liquidation proceeds received in respect of receivables;

     (5) advances received from the servicer in respect of interest on certain delinquent receivables; and

     (6) amounts received in respect of required repurchases or purchases of receivables by UAC or the servicer.

If the amount of available funds for any payment date is not sufficient to pay:

     (1) the amounts owed to the servicer (including the monthly servicing fee and reimbursement for advances made by the servicer to the trust), and

     (2) the required payments of interest and principal to the noteholders (including required payments of interest to the class B noteholders after an event of default under the indenture),

the indenture trustee will withdraw funds from the spread account (up to the amount on deposit in the spread account) to make such payments. If the amount in the spread account is not sufficient to make such payments, the indenture trustee will draw on the policy to make payments to the noteholders.

If the amount on deposit in the spread account is zero and there is a default under the policy, amounts to be distributed to the noteholders will be reduced in the following order:

     (1)  class B monthly principal,

     (2)  class B monthly interest,

     (3)  class A monthly principal, pro rata, and

     (4)  class A monthly interest, pro rata.

Any losses on the receivables will be borne directly by the class B noteholders (up to the full class B note balance at the time a loss is incurred) and then by the class A noteholders pro rata (to the extent of the outstanding class or classes of class A notes at such time). See "Risk Factors -- You May Incur a Loss If There Is a Default Under the Policy" and "-- Some Notes Are More at Risk Than Others If There Are Losses on the Receivables" in these materials.

The trust will be required to maintain a specified amount on deposit in the spread account through the deposit of excess collections, if any, on the receivables. The required spread amount will be set forth in the indenture.

In no event will the amount on deposit in the spread account exceed the aggregate outstanding principal balance of the notes.

Any amount on deposit in the spread account on any payment date in excess of the required spread amount (after all other required deposits to and withdrawals from the spread account have been made) will be distributed to the certificateholder. Any such distribution to the certificateholder will no longer be an asset of the trust.

We intend for the amount on deposit in the spread account to grow over time to the required spread amount through the deposit of the excess collections, if any, on the receivables. However, we cannot assure you that the amount on deposit in the spread account will actually grow to the required spread amount.

If net losses on the receivables pool are greater than the levels set forth in the insurance and reimbursement agreement among the seller, the trust, the Funding Subsidiaries, UAC, in its individual capacity and as servicer, and the insurer, the required spread amount will be increased to the amount set forth in the indenture (unless waived by the insurer). The required spread amount may be increased:

     (1) if the servicer defaults, fails to perform its obligations, or breaches a material representation under the trust and servicing agreement, the indenture or the insurance and reimbursement agreement; or

     (2) upon the occurrence of certain other events described in the insurance and reimbursement agreement generally involving the performance of the receivables.

In addition, if net losses on the receivables pool are less than the levels set forth in the insurance and reimbursement agreement, the required spread amount will be decreased to the amount set forth in the indenture.

The Policy

The seller will obtain an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of monthly interest and monthly principal on the notes up to the policy amount.

In addition, the policy will cover any amount paid or required to be paid by the trust to the noteholders, which amount is guaranteed by the policy and is sought to be recovered as a voidable preference by a trustee in bankruptcy of UAC, the seller or any of the Funding Subsidiaries under the United States Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

Policy Amount

The policy amount with respect to any payment date will be:

(a) the sum of:

     (1)  the monthly servicing fee;

     (2)  monthly interest;

     (3) the lesser of (i) the outstanding aggregate principal balance of the notes on such payment date (after giving effect to any distributions of available funds and any funds withdrawn from the spread account to pay monthly principal on such payment date) and (ii) the initial aggregate principal balance of the notes minus all amounts withdrawn from the spread account or drawn on the policy with respect to principal;

         less:

(b) all amounts on deposit in the spread account on such payment date (after giving effect to any amounts withdrawn from the spread account on such date).

Insurer

MBIA Insurance Corporation is the insurer and, subject to the terms of the policy, will unconditionally and irrevocably guarantee the payment of monthly interest and monthly principal on the notes. See "The Insurer" in these materials.

Indenture Default; Control by the Insurer and Noteholders

Certain events will cause events of default under the indenture. If an indenture default occurs and the insurer is not in default under the policy, the insurer may declare the indenture default and control the remedy for such default. If an indenture default occurs and the insurer is in default under the policy, the noteholders holding notes evidencing at least two-thirds of the outstanding principal balances of the notes may declare the indenture default and control the remedy.

The party that controls the remedy may give notice of acceleration and declare the principal of the notes to be immediately due and payable. The rights and remedies of the insurer and the noteholders upon the occurrence of an indenture default may include the right to direct the indenture trustee to liquidate the property of the trust. See "Risk Factors -- Noteholders Have a Limited Right to Declare Indenture Defaults or Remedies" in these materials.

Legal Investment

The class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Optional Redemption

The servicer has the right to purchase all of the receivables as of the last day of any collection period on which the aggregate principal balance of the notes on the related payment date (after the payment of all amounts to be paid on such payment date) will be equal to or less than 10% of the initial aggregate principal balance of all classes of notes. We will redeem the notes as a result of such a purchase of the receivables.

The purchase price for the receivables will be equal to the fair market value of the receivables; provided that such amount may not be less than the sum of:

     (1)  100% of the outstanding aggregate principal balance of the notes,

     (2) accrued and unpaid interest on the outstanding principal balances of all outstanding classes of notes, at the weighted average interest rate of such notes, and

     (3)  any amounts due the insurer.

Increase of the Class A-4 Interest Rate and the Class B Interest Rate

If the servicer does not exercise its rights with respect to the optional redemption on the first payment date that the optional redemption is permitted, each of the class A-4 interest rate and the class B interest rate will be increased by 0.50% after such date.

Tax Status

In the opinion of special tax counsel to the seller, for federal income tax purposes:

     o    the class A notes will be characterized as debt,

     o    the class B notes may be characterized as debt or as equity, and

     o the trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

The owner trustee, the indenture trustee, the noteholders and the certificateholder will agree to treat the notes as indebtedness for federal income tax purposes. Should the class B notes be characterized as equity, a non-U.S. person, a tax-exempt entity or an individual who is a class B noteholder may suffer adverse tax consequences. Accordingly, such persons may not be suitable investors for the class B notes.

Ratings

On the closing date, each class of notes will be issued only if such class receives ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. as follows:

                                       Rating
                                -----------------
                 Class          Moody's       S&P
                 -----          -------       ----
                 A-1            Prime-1       A-1+
                 A-2              Aaa         AAA
                 A-3              Aaa         AAA
                 A-4              Aaa         AAA
                  B               Aaa         AAA

A rating is not a recommendation to buy, sell or hold the notes and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors -- A Change in the Note Ratings May Adversely Affect the Notes" in these materials.

ERISA Considerations

The class A notes may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of notes should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. While exemptive relief may be available to permit benefit plans to purchase the class B notes, benefit plan fiduciaries should consult with their tax and legal advisors regarding the consequences of the class B notes being characterized as equity for federal income tax purposes. Specifically, benefit plan fiduciaries should be aware that such characterization would cause income on the class B notes to be considered "unrelated business taxable income" for tax-exempt investors, including benefit plans.

                                  RISK FACTORS

     You should carefully consider the risk factors set forth below and in the accompanying prospectus as well as the other investment considerations described in such documents as you decide whether to purchase the notes.

You May Not Be Able to Resell the Notes.

There is currently no secondary market for the notes. The underwriters currently intend to make a market to enable resale of the notes, but are under no obligation to do so. As such, we cannot assure you that a secondary market will develop for your notes or, if one does develop, that such market will provide you with liquidity of investment or that it will continue for the life of your notes.

The Notes Are Obligations of the Trust Only and Are Not Guaranteed by Any Other Party.

The notes are obligations of the trust only and do not represent an interest in or obligation of the seller, UAC, any of their affiliates or any other party or governmental body. Except for the policy, the notes have not been insured or guaranteed by any party or governmental body. See "The Insurer" in these materials.

The Amount in the Spread Account May Not Be Sufficient to Assure Payment of Principal and Interest.

If the amount of available funds on any payment date is not sufficient to pay monthly interest and monthly principal to you (after payment of amounts owed to the servicer), the indenture trustee will withdraw funds from the spread account, up to the full balance of the funds on deposit in such account.

The amount on deposit in the spread account may increase over time to an amount equal to the required spread amount. We cannot assure you that such growth will occur or that the balance in the spread account will always be sufficient to assure payment in full of monthly interest and monthly principal. If the amount on deposit in the spread account is reduced to zero (after giving effect to all deposits and withdrawals from the spread account), the indenture trustee will then draw on the policy, up to the policy amount, in an amount equal to any remaining shortfall of monthly interest and monthly principal.

You May Incur a Loss If There Is a Default Under the Policy.

If the spread account is reduced to zero and the insurer defaults under the policy, the trust will depend solely on payments on and proceeds from the receivables to make payments on the notes. The insurer will default under the policy if it fails to pay any required amount to the trust when due, for any reason, including the insolvency of the insurer.

If the trust does not have sufficient funds to fully make the required payments to noteholders on a payment date during a default by the insurer, amounts to be distributed on the notes on such payment date will generally be reduced in the following order:

     1.   class B monthly principal,
     2.   class B monthly interest,
     3.   class A monthly principal, pro rata, and
     4.   class A monthly interest, pro rata.

See "The Receivables Pool -- Delinquencies and Net Losses" and "-- Delinquency and Credit Loss Experience" in these materials.

Some Notes Are More at Risk Than Others If There Are Losses on the Receivables.

Principal will be paid on the notes in alpha-numeric order, beginning with the class A-1 notes and ending with the class B notes, with certain exceptions noted in these materials if an indenture default occurs. Because payments of principal will be applied first to the class A-1 notes, second to the class A-2 notes, third to the class A-3 notes, fourth to the class A-4 notes and finally to the class B notes, if the insurer defaults under the policy after some of the notes have been fully or partially repaid and before other classes of notes have been fully repaid, delinquencies, defaults and losses experienced on the receivables will have a disproportionately greater effect on the classes of notes which pay principal to noteholders later.

Some Payments on the Notes Are Subordinate to Other Payments on the Notes.

Interest due on the class B notes is subordinate in priority of payment to interest due on the class A notes, and, on the final maturity date for a class of class A notes or after an event of default under the indenture, interest due on the class B notes is subordinated to principal due on such class A notes. Principal due on the class B notes is subordinated to principal and interest due on the class A notes. Consequently, the class B noteholders will not receive any interest on a payment date until the full amount of interest on the class A notes due on such payment date has been paid, and, if such payment date is on or after the final maturity date for a class of class A notes or an event of default under the indenture, the class B noteholders will not receive any interest until all principal on such class A notes has been paid in full. No principal will be paid on the class B notes until each class of class A notes has been paid in full.

In the event of a default by the insurer, the class B notes will be more at risk than the class A notes due to delinquencies, defaults and losses experienced on the receivables.

Noteholders Have a Limited Right to Declare Indenture Defaults or Remedies.

The insurer is the only party that has the right to declare an indenture default and control the remedy for such default, unless the insurer is in default under the policy, in which case the noteholders will have such right subject to applicable voting requirements.

If an indenture default occurs, the insurer or, in certain limited circumstances, the noteholders, will have the right to accelerate the payment of principal of the notes and, possibly, to direct the indenture trustee to liquidate the trust property.

Following an indenture default, the indenture trustee and the owner trustee will continue to submit claims under the policy to enable the trust to make payments to the noteholders each month. However, following an indenture default, the insurer may elect to prepay all or any portion of the outstanding notes, plus accrued interest.

A Change in the Note Ratings May Adversely Affect the Notes.

Moody's Investors Service and Standard & Poor's Ratings Services are the rating agencies rating the notes. The rating for any class of notes will reflect only the view of the relevant rating agency. We cannot assure you that any such rating will continue for any period of time or that any rating will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the liquidity and market price of your notes. A rating is not a recommendation to buy, sell or hold the notes.

Recent Attacks May Affect the Liquidity of the Notes and the Return on the Notes.

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, Washington D.C. and Pennsylvania. As a result, there has been considerable uncertainty in the world financial markets. The full impact of these events and related military action on financial markets is not yet known but there has been an adverse effect on general economic conditions, consumer confidence and general market liquidity. The effects could include, among other things, increased volatility in the prices of securities, including the notes. These disruptions and uncertainties could materially adversely affect the ability of an investor to resell its notes. In addition, investors should consider the possible effect on delinquency, default and prepayment experience of the receivables.

                             FORMATION OF THE TRUST

     The trust is a business trust formed under the laws of the State of Delaware under a trust and servicing agreement between the seller, the servicer and the owner trustee. The trust was formed solely for the purpose of accomplishing the transactions described in these materials. Upon formation, the trust will not engage in any business activity other than:

     o acquiring, managing and holding the receivables and related interests described in these materials;

     o    issuing the notes and the certificate;

     o    making payments and  distributions  on the notes and the  certificate;
          and

     o engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the above listed activities or are incidental to those activities.

     Pursuant to an indenture between the trust and the indenture trustee, the trust will grant a security interest in the trust assets in favor of the indenture trustee on behalf of and for the benefit of the noteholders and the insurer. The seller will transfer the trust assets to the owner trustee in exchange for the certificate and the cash proceeds of the notes. The seller will retain the certificate initially. UAC will service the receivables pursuant to the trust and servicing agreement and will receive compensation for acting as the servicer.

     To facilitate servicing and to minimize administrative burden and expense, the servicer will serve as custodian of the receivables for the owner trustee. However, the servicer will not stamp the receivables to reflect the sale and assignment of the receivables to the trust or the indenture trustee or make any notation of the indenture trustee's lien on the certificates of title of the financed vehicles. In the absence of such notation on the certificates of title, the trust or the indenture trustee may not have perfected security interests in the financed vehicles securing the receivables.

     Under the terms of the trust and servicing agreement, UAC may delegate its duties as servicer and custodian; however, any such delegation will not relieve UAC of its liability and responsibility with respect to such duties.

     The trust will establish a spread account for the benefit of the noteholders and the insurer and will obtain the policy. The indenture trustee will draw on the policy, up to the policy amount, if available funds and the amount on deposit in the spread account (after paying amounts owed to the servicer) are not sufficient to fully distribute monthly interest and monthly principal. If the spread account is reduced to zero and there is a default under the policy, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for payments of interest and principal on the notes. In such event, certain factors, such as the indenture trustee not having perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the receivables, and thus may reduce the proceeds to be distributed to the noteholders.

                              THE RECEIVABLES POOL

Eligibility Criteria

     The receivables were or will be selected from the portfolios of the Funding Subsidiaries for purchase by the seller according to several criteria, including that each receivable:

     o has an original number of payments of not more than 84 payments and not less than twelve payments (except that approximately 0.42% of the aggregate principal balance of the receivables as of the statistical cut-off date consist of receivables that have been amended or modified after origination to provide that the number of payments from the time of origination to maturity may exceed 84 payments);

     o has a remaining maturity of not more than 84 months and not less than two months;

     o provides for level monthly payments that fully amortize the amount financed over the original term; and

     o has a contract rate of interest (exclusive of prepaid finance charges) of not less than 5.50%.

     No selection procedures adverse to the noteholders were or will be utilized in selecting the receivables to be conveyed to the trust.

Composition

     The statistical information presented in these materials is based on the receivables as of the statistical cut-off date, which is February 15, 2002.

     o As of the statistical cut-off date, the receivables have an aggregate principal balance of $262,579,651.59.

     o As of the cut-off date, the receivables are expected to have an aggregate principal balance of approximately $300,000,000.

     o The seller will acquire additional receivables after the statistical cut-off date but before the cut-off date. In addition, some amortization of the receivables will occur after the statistical cut-off date, and some receivables included as of the statistical cut-off date may prepay in full or may be determined not to meet the eligibility requirements regarding the receivables and may not, therefore, be included in the trust. As a result, the statistical distribution of characteristics as of the cut-off date will vary from the statistical distribution of characteristics as of the statistical cut-off date. However, the variance in statistical distribution of characteristics should not be material.

     As of the statistical cut-off date:

     o    the  weighted   average   remaining   term  of  the   receivables   is
          approximately 65 months;

     o approximately 99.94% of the aggregate principal balance of the receivables are simple interest contracts which provide for equal monthly payments;

     o approximately 0.06% of the aggregate principal balance of the receivables are precomputed receivables originated in the State of California, and all of such precomputed receivables are rule of 78's receivables; and

     o approximately 32.12% of the aggregate principal balance of the receivables represent financing of new vehicles, and the remainder of the receivables represent financing of used vehicles.

     Receivables representing approximately 11.70% of the aggregate principal balance of the receivables as of the statistical cut-off date were originated in the State of Texas. The performance of the receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such state.

Composition of the Receivables by Financed Vehicle Type as of February 15, 2002



                                             Percent                        Percent of
                                             of Total        Aggregate      Aggregate
                               Number of     Number of       Principal      Principal
                               Receivables   Receivables      Balance        Balance
                               -----------   -----------     ---------      ----------

New .........................     4,780        24.45%    $ 84,352,773.83     32.12%
Used ........................    14,768        75.55      178,226,877.76     67.88
                                 ------        -----      --------------     -----
    All Receivables .........    19,548       100.00%    $262,579,651.59    100.00%
                                 ======       ======     ===============    ======




                                                  Weighted      Weighted       Weighted
                                    Original      Average        Average        Average
                                    Principal     Contract      Remaining       Original
                                     Balance        Rate          Term(1)        Term(1)
                                 ---------------  --------      ---------      ---------
New .......................      $106,296,700.43   10.43%       69.89 mos.      80.44 mos.
Used ......................       242,580,188.40   11.51%       63.20 mos.      74.46 mos.
                                 ---------------
    All Receivables .......      $348,876,888.83   11.17%       65.35 mos.      76.38 mos.
                                 ===============


_______________________

(1)  Based on scheduled maturity and assuming no prepayments of the receivables.


         Distribution of the Receivables by Financed Vehicle Model Year
                            as of February 15, 2002

                                              Percent                             Percent
                                              of Total          Aggregate      of Aggregate
                             Number of       Number of          Principal        Principal
Model Year                   Receivables   Receivables(1)        Balance         Balance(1)
----------                   -----------   --------------    ---------------   ------------
1991 and earlier..............    485         2.48%          $  1,135,561.50       0.43%
1992..........................    620         3.17              2,063,317.12       0.79
1993..........................  1,078         5.51              4,467,436.31       1.70
1994..........................  1,544         7.90              7,846,361.88       2.99
1995..........................  1,802         9.22             11,610,300.10       4.42
1996..........................  1,876         9.60             15,008,294.01       5.72
1997..........................  2,122        10.86             22,151,725.32       8.44
1998..........................  1,646         8.42             26,437,670.11      10.07
1999..........................  1,763         9.02             31,962,738.97      12.17
2000..........................  1,688         8.64             32,018,556.14      12.19
2001..........................  2,662        13.62             55,258,051.94      21.04
2002..........................  2,260        11.56             52,573,934.17      20.02
                                -----        -----           ---------------      -----

     Total.................... 19,548       100.00%          $262,579,651.59     100.00%
                               ======       ======           ===============     =======

________________________

(1) Sum may not equal 100% due to rounding.

    Distribution of the Receivables by Contract Rate as of February 15, 2002

                                            Percent                              Percent
                                            of Total          Aggregate        of Aggregate
                           Number of        Number of         Principal         Principal
Contract Rate Range       Receivables     Receivables(1)       Balance          Balance(1)
-------------------       -----------     --------------  --------------        ----------

  Less than 7.000%..........  201            1.03%       $ 3,490,667.99           1.33%
  7.000 to 7.999%...........   499            2.55          9,078,693.77           3.46
  8.000 to 8.999%........... 1,364            6.98         25,871,531.14           9.85
  9.000 to 9.999%........... 2,396           12.26         45,851,845.26          17.46
  10.000 to 10.999%......... 2,988           15.29         51,680,764.16          19.68
  11.000 to 11.999%......... 3,115           15.94         44,815,971.01          17.07
  12.000 to 12.999%......... 3,381           17.30         36,193,697.73          13.78
  13.000 to 13.999%......... 2,907           14.87         25,630,654.83           9.76
  14.000 to 14.999%......... 1,668            8.53         12,913,306.26           4.92
  15.000 to 15.999%.........   588            3.01          4,066,113.02           1.55
  16.000 to 16.999%.........   222            1.14          1,586,587.95           0.60
  17.000 to 17.999%.........   115            0.59            783,207.19           0.30
  18.000 to 18.999%.........    81            0.41            533,131.77           0.20
  19.000 to 19.999%.........    12            0.06             68,390.54           0.03
  20.000 to 20.999%.........    10            0.05             13,531.52           0.01
  21.000 to 21.999%.........     1            0.01              1,557.45           0.00
                            ------          -------      ---------------         ------
   Total....................19,548          100.00%      $262,579,651.59         100.00%
                            ======          =======      ===============         =======

_______________________

(1)  Sum may not equal 100% due to rounding.



   Distribution of the Receivables by Remaining Term as of February 15, 2002


                                               Percent                               Percent
                                               of Total           Aggregate        of Aggregate
                             Number of         Number of          Principal         Principal
Remaining Term Range        Receivables      Receivables(1)         Balance         Balance(1)
--------------------        -----------      --------------     --------------     ------------
   0 to 12 months........... 1,702              8.71%           $ 3,981,400.45         1.52%
  13 to 24 months........... 4,294             21.97             22,783,667.74         8.68
  25 to 36 months........... 1,709              8.74             14,543,717.15         5.54
  37 to 48 months...........   289              1.48              2,858,143.31         1.09
  49 to 60 months........... 1,840              9.41             26,409,561.68        10.06
  61 to 72 months........... 4,327             22.14             76,335,820.87        29.07
  73 to 84 months........... 5,387             27.56            115,667,340.39        44.05
                             -----             -----            --------------       -------

      Total.................19,548            100.00%          $262,579,651.59        100.00%
                            ======            =======          ===============        =======

_________________________


(1)  Sum may not equal 100% due to rounding.

       Geographic Distribution of the Receivables as of February 15, 2002

                                            Percent                                 Percent
                                            of Total             Aggregate       of Aggregate
                          Number of         Number of            Principal         Principal
State (1) (2)            Receivables      Receivables(3)           Balance         Balance(3)
-------------            -----------      --------------      ---------------    -------------
Arizona...................    531             2.72%           $  7,070,351.91         2.69%
California................  1,027             5.25               9,775,008.46         3.72
Colorado..................    290             1.48               3,982,678.91         1.52
Connecticut...............     60             0.31               1,092,982.75         0.42
Delaware..................    114             0.58               2,121,662.23         0.81
Florida...................  1,372             7.02              16,988,880.41         6.47
Georgia...................    892             4.56              13,292,650.92         5.06
Idaho.....................     42             0.21                 715,209.30         0.27
Illinois..................  1,390             7.11              18,641,772.81         7.10
Indiana...................    830             4.25              10,360,223.33         3.95
Iowa......................    434             2.22               6,189,284.89         2.36
Kansas....................    145             0.74               1,822,987.94         0.69
Kentucky..................    327             1.67               5,135,976.56         1.96
Maine.....................    133             0.68               2,456,457.34         0.94
Maryland..................    446             2.28               5,573,565.12         2.12
Massachusetts.............    233             1.19               3,865,941.96         1.47
Michigan..................    507             2.59               6,524,473.12         2.48
Minnesota.................    219             1.12               4,084,304.94         1.56
Missouri..................    514             2.63               7,428,760.41         2.83
Nebraska..................    145             0.74               2,393,592.91         0.91
Nevada....................     81             0.41               1,221,154.72         0.47
New Hampshire.............    131             0.67               2,450,338.72         0.93
New Jersey................     42             0.21                 755,913.60         0.29
New Mexico................    125             0.64               1,788,209.06         0.68
New York..................    146             0.75               2,466,469.69         0.94
North Carolina............  1,845             9.44              23,626,471.44         9.00
Ohio......................  1,089             5.57              10,846,410.67         4.13
Oklahoma..................  1,026             5.25              14,784,249.84         5.63
Oregon....................    133             0.68               2,181,497.49         0.83
Pennsylvania..............    218             1.12               3,356,618.59         1.28
Rhode Island..............      7             0.04                 187,327.84         0.07
South Carolina............    649             3.32               8,648,721.74         3.29
South Dakota..............      6             0.03                 153,665.07         0.06
Tennessee.................    601             3.07               8,540,753.27         3.25
Texas.....................  2,207            11.29              30,720,060.15        11.70
Utah......................    101             0.52               1,928,828.72         0.73
Vermont...................     55             0.28                 974,914.92         0.37
Virginia..................  1,047             5.36              13,027,651.65         4.96
Washington................    134             0.69               2,351,420.68         0.90
Wisconsin.................    254             1.30               3,052,207.51         1.16
                           ------           -------           ---------------       -------
         Total............ 19,548           100.00%           $262,579,651.59       100.00%
                           ======           =======           ===============       =======

(1)  Based on address of the dealer selling the related financed vehicle.

(2) Receivables originated in Ohio were solicited by dealers for direct financing by UAC or its predecessor. All other receivables were originated by dealers and purchased from such dealers by UAC or its predecessor.

(3)  Sum may not equal 100% due to rounding.

Delinquencies and Net Losses

     We have set forth below certain information about the experience of UAC relating to delinquencies and net losses on the fixed rate retail vehicle receivables serviced by UAC. We cannot assure you that the delinquency and net loss experience of the receivables will be comparable to that set forth in the following tables.



                                                                                      Delinquency Experience (1)


                                                                At June 30,
                         ---------------------------------------------------------------------------------------
                                     1999                           2000                          2001
                         --------------------------    --------------------------    --------------------------
                                                                        (Dollars in thousands)

                           Number of                    Number of                      Number of
                          Receivables     Amount       Receivables       Amount       Receivables       Amount
                          -----------   ----------     -----------     ----------     -----------     ----------

Servicing portfolio........ 219,263     $2,518,163       239,611       $2,880,478       258,852       $3,210,336
Delinquencies
   30-59 days..............   4,323     $   45,284         4,491       $   48,079         5,476       $   62,999
   60-89 days..............   1,741         17,861         2,294           26,183         2,938           36,856
   90 days or more.........     674          6,804           894            9,780         1,233           14,871
                          -----------   ----------     -----------     ----------     -----------     ----------
Total delinquencies........   6,738     $   69,949         7,679       $   84,042         9,647       $  114,726
                          ===========   ==========     ===========     ==========     ===========     ==========
Total delinquencies as
  a percent of
  servicing portfolio(4)...    3.07%          2.78%         3.20%           2.92%          3.73%            3.57%


Delinquency Experience (1) (Cont'd.)



                                             At December 31,
                           -------------------------------------------------------
                                       2000                         2001
                           -------------------------    --------------------------


                            Number of                    Number of
                           Receivables      Amount      Receivables     Amount
                           -----------    ----------    -----------   -----------



Servicing portfolio.......  267,199       $3,348,589      241,178     $2,961,737
Delinquencies
   30-59 days.............    6,071       $   66,905        7,329     $   84,748
   60-89 days.............    3,085           36,467        3,605         44,100
   90 days or more........    1,460           16,543        1,504         17,121
                           -----------    ----------    -----------   -----------
Total delinquencies.......   10,616       $  119,915       12,438     $  145,969
                           ===========    ==========    ===========   ===========
Total delinquencies as
  a percent of
  servicing portfolio(4)..    3.97%            3.58%        5.16%          4.93%


                                                                        Credit Loss Experience (1)


                                                                Year Ended June 30,
                         --------------------------------------------------------------------------------------
                                     1999                           2000                          2001
                         --------------------------    --------------------------    --------------------------
                                                                        (Dollars in thousands)

                           Number of                    Number of                      Number of
                          Receivables     Amount       Receivables       Amount       Receivables       Amount
                          -----------   ----------     -----------     ----------     -----------     ----------
                                                                                (Dollars in thousands)
Average servicing
   portfolio(2)..........  208,310     $2,332,451       226,548       $2,652,349       261,186       $3,248,006
Gross charge-offs........     8,461     $   89,226         9,124       $  101,067        11,192       $  135,447
Recoveries(3)............                   34,861                         40,532                         53,366
                          ---------     -----------    -----------     ----------      -----------    -----------
Net losses...............               $   54,365                     $   60,535                     $   82,081
                                        ==========                     ==========                     ===========
Gross charge-offs as a %
   of average
   servicing portfolio(4)....  4.06%          3.83%         4.03%            3.81%         4.29%            4.17%
Recoveries as a % of gross
   charge-offs ..............                39.07%                         40.10%                         39.40%
Net losses as a % of average
   servicing portfolio(4)....                 2.33%                          2.28%                          2.53%



Credit Loss Experience (1) (Cont'd.)



                                                Six Months Ended
                                                  December 31,
                             -----------------------------------------------------
                                        2000(5)                     2001(5)
                             -----------------------------------------------------


                               Number of                  Number of
                              Receivables     Amount     Receivables     Amount
                              -----------   ----------   -----------   ----------

Average servicing
   portfolio(2)...............  257,114     $3,180,620     250,025     $3,089,247
Gross charge-offs.............    5,138         60,355       7,807         94,428
Recoveries(3).................                  23,973                     32,304
                                ----------  -----------   ----------   -----------
Net losses                                  $   36,382                 $   62,124
                                            ===========                ===========
Gross charge-offs as a %
   of average
   servicing portfolio(4).....   4.00%            3.80%       6.24%          6.11%
Recoveries as a % of gross
   charge-offs................                   39.72%                     34.21%
Net losses as a % of average
   servicing portfolio(4).....                    2.29%                      4.02%



(1) There is generally no recourse to dealers under any of the receivables in the portfolio serviced by UAC, except to the extent of representations and warranties made by dealers in connection with such receivables.

(2) Equals the monthly arithmetic average and includes receivables sold in prior securitization transactions.

(3) Recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value.

(4) Variation in the size of the portfolio serviced by UAC will affect the percentages in "Total delinquencies as a percent of servicing portfolio," "Gross charge-offs as a % of average servicing portfolio" and "Net losses as a % of average servicing portfolio."

(5) Percentages are annualized in "Gross charge-offs as a % of average servicing portfolio" and "Net losses as a % of average servicing portfolio" for partial years.

Delinquency and Credit Loss Experience

     As indicated in the foregoing delinquency experience table, the delinquency percentage for UAC's prime automobile portfolio based upon outstanding balances of receivables 30 days past due and over was 4.93% at December 31, 2001, compared to 3.57% at June 30, 2001 and 3.58% at December 31, 2000.

     As indicated in the foregoing credit loss experience table, net credit losses on UAC's prime automobile portfolio totaled approximately $62.1 million for the six months ended December 31, 2001, or 4.02% (annualized) of the average servicing portfolio, compared to approximately $36.4 million, or 2.29% (annualized), for the six months ended December 31, 2000. For the year ended June 30, 2001, net credit losses on UAC's prime automobile portfolio totaled approximately $82.1 million, or 2.53% of the average servicing portfolio.

     The Company experienced modest increases in delinquency and credit loss percentages during the six months ended December 31, 2001. Increased delinquency and loss rates at the end of 2001 were due to several factors. Most notably, widespread layoffs in the later half of 2001, especially in the aftermath of September 11, 2001, resulted in many borrowers struggling to keep current on consumer debt. UAC historically experiences higher delinquency and loss rates in the winter months and these seasonal trends were increased by the general weakness in the economy. The delinquency and loss rates were, however, also influenced by UAC's intentional curtailment of acquisition volume during the last several months to maintain credit quality and pricing objectives. Early in the December 2001 fiscal quarter, UAC further tightened credit standards in light of recessionary economic trends. This resulted in historically high average credit scores, but also resulted in continued lower acquisition volume in the quarter. Reduced acquisition volume results in a smaller average portfolio with a higher average age. Delinquency and loss rates tend to increase as receivables age so that, as new acquisitions have reflected a relatively smaller portion of the portfolio, the delinquency and annualized loss percentage in the portfolio as a whole will consequently increase somewhat.

     The Company made extensive technological enhancements throughout the quarter ended December 31, 2001 in the collections area which are already proving effective. A system designed to increase the frequency of collectors being connected by phone to the appropriate party resulted in an improvement in connection rate in the first month after implementation. Recently established Internet and voice response telephonic payment programs have been successful in reducing the number of calls routed to representatives, allowing them to focus on more problematic accounts. In January 2002, a behavioral score card was installed and is expected to improve the efficiency of the Company's automatic dialer.

     Recoveries as a percentage of gross charge-offs on UAC's prime automobile portfolio were 34.21% for the six months ended December 31, 2001, compared to 39.72% for the six months ended December 31, 2000 and 39.40% for the year ended June 30, 2001. The Company saw a decrease in recovery rates, especially in the quarter ended December 31, 2001, which it believes is significantly due to the general economic decline and softness in the used car market during the period.

     UAC's management expects that the following developments should favorably affect its delinquency ratios and, ultimately, loss rates: (i) the portfolio is coming out of the winter months when delinquency is seasonally high; (ii) the Company expects acquisition volume to stabilize and gradually increase; (iii) collections management improvements and technological initiatives recently implemented should begin to take effect; and (iv) receivables acquired on the basis of the Company's improved risk-based pricing will represent a larger portion of the servicing portfolio.

     UAC's expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important factors that could cause actual results to differ materially from those projected by UAC. Such factors include, but are not limited to, general economic factors affecting obligors' abilities to make timely payments on their indebtedness such as employment status, rates of consumer bankruptcy, consumer debt levels generally and the interest rates applicable thereto. In addition, credit losses are affected by UAC's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

     Because the rate of payment on principal of the notes depends primarily on the rate of payment of the receivables (including voluntary prepayments, principal in respect of receivables as to which there has been a default and principal in respect of required repurchases or purchases of receivables by UAC or the servicer), final payment on each class of notes could occur much earlier than the applicable final maturity date. You will bear the risk of being able to reinvest early principal payments on the notes at yields at least equal to the yield on your notes.

     Prepayments on retail installment sales contracts, such as the receivables, can be measured relative to a prepayment standard or model. The model used in these materials is the Absolute Prepayment Model ("ABS"). The ABS model represents an assumed rate of prepayment each month relative to the original number of receivables in a pool. The ABS model further assumes that all of the receivables are the same size, amortize at the same rate and that each receivable will be paid as scheduled or will be prepaid in full. For example, in a pool of receivables originally containing 100 receivables, a 1% ABS rate means that one receivable prepays in full each month. The ABS model, like any prepayment model, does not claim to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

     The tables on pages 22 to 24 have been prepared on the basis of certain assumptions, including that:

     o all payments on the receivables are made on the last day of each month and include 30 days of interest beginning in March 2002;

     o principal payments on the notes are paid in cash on the eighth calendar day of each month;

     o    the closing date will be March 18, 2002;

     o no defaults or delinquencies in the payment of any of the receivables occur;

     o no receivables are repurchased due to a breach of any representation or warranty or for any other reason; and

     o the servicer exercises its rights with respect to the optional purchase of the receivables in the first collection period that it is entitled to exercise such rights.

     The tables indicate the projected weighted average life of each class of notes and set forth the percentage of the initial aggregate principal balance of each class of notes that is projected to be outstanding after each of the payment dates shown at specified ABS percentages. The tables also assume that the receivables have been aggregated into five hypothetical pools with all of the receivables within each such pool having the characteristics described below:


                                                            Weighted Average          Weighted Average
              Cut-off Date         Weighted Average          Original Term to         Remaining Term to
   Pool     Principal Balance       Contract Rate          Maturity (in Months)      Maturity (in Months)
   ----     -----------------      ----------------        --------------------      --------------------

   1         $  41,062,772.85           13.178%                    81                         22
   2             3,625,877.46           11.107%                    43                         41
   3            24,679,367.97           10.680%                    60                         58
   4            82,111,840.84           10.683%                    70                         68
   5           148,520,140.88           10.866%                    82                         80
             ----------------
   Total     $ 300,000,000.00
             ================


     The information included in the following tables consists of forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages 22 to 24. We have provided these hypothetical illustrations using the assumptions listed above to give you a general illustration of how the aggregate principal balance of the notes may decline. However, it is highly unlikely that the receivables will prepay at a constant ABS rate until maturity or that all of the receivables will prepay at the same ABS rate. In addition, the diverse terms of receivables within each of the five hypothetical pools could produce slower or faster rates of principal payments than indicated in the table at the various specified ABS rates. Any difference between such hypothetical assumptions and the actual characteristics, performance and prepayment experience of the receivables will cause the actual percentages of the initial principal balances of the notes outstanding over time and the weighted average lives of the notes to vary from what is illustrated in the tables below.

================================================================================

     Important notice regarding calculation of the weighted average life and the assumptions upon which the tables on pages 22 to 24 are based

     The weighted average life of a note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the assumed closing date to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

     The tables on pages 22 to 24 have been prepared based on (and should be read in conjunction with) the assumptions described on pages 20 and 21 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables).

================================================================================

         Percent of Initial Note Balance at Various ABS Percentages (1)

                                       Class A-1 Notes                              Class A-2 Notes
                       ------------------------------------------   -----------------------------------------

Payment Date            1.0%     1.4%     1.6%     1.8%     2.5%     1.0%     1.4%    1.6%     1.8%     2.5%
------------           ------   ------   ------   ------   ------   ------   ------  ------   ------   ------

Closing Date...........100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%
 1    April, 2002...... 88.5%    83.7%    71.0%    28.8%    25.9%   100.0%   100.0%   100.0%   100.0%  100.0%
 2    May, 2002........ 77.2%    67.9%    43.5%    18.1%    12.4%   100.0%   100.0%   100.0%   100.0%  100.0%
 3    June, 2002....... 66.0%    52.5%    17.5%     7.5%     0.0%   100.0%   100.0%   100.0%   100.0%   99.2%
 4    July, 2002....... 55.0%    37.5%     0.2%     0.0%     0.0%   100.0%   100.0%   100.0%    97.6%   88.4%
 5    August, 2002..... 44.1%    23.1%     0.0%     0.0%     0.0%   100.0%   100.0%    92.3%    89.1%   77.8%
 6    September, 2002.. 33.3%     9.1%     0.0%     0.0%     0.0%   100.0%   100.0%    84.5%    80.7%   67.3%
 7    October, 2002.... 22.7%     0.0%     0.0%     0.0%     0.0%   100.0%    96.4%    76.8%    72.4%   56.9%
 8    November, 2002... 12.3%     0.0%     0.0%     0.0%     0.0%   100.0%    85.7%    69.1%    64.2%   46.7%
 9    December, 2002...  2.0%     0.0%     0.0%     0.0%     0.0%   100.0%    75.5%    61.6%    56.1%   36.6%
 10   January, 2003....  0.0%     0.0%     0.0%     0.0%     0.0%    93.3%    65.6%    54.1%    48.1%   26.7%
 11   February, 2003...  0.0%     0.0%     0.0%     0.0%     0.0%    85.2%    56.2%    46.7%    40.2%   17.0%
 12   March, 2003......  0.0%     0.0%     0.0%     0.0%     0.0%    77.1%    47.2%    39.4%    32.4%    7.4%
 13   April, 2003......  0.0%     0.0%     0.0%     0.0%     0.0%    69.2%    39.7%    32.2%    24.7%    0.0%
 14   May, 2003........  0.0%     0.0%     0.0%     0.0%     0.0%    61.4%    33.0%    25.1%    17.1%    0.0%
 15   June, 2003.......  0.0%     0.0%     0.0%     0.0%     0.0%    53.8%    26.5%    18.1%     9.6%    0.0%
 16   July, 2003.......  0.0%     0.0%     0.0%     0.0%     0.0%    46.3%    20.0%    11.2%     2.3%    0.0%
 17   August, 2003.....  0.0%     0.0%     0.0%     0.0%     0.0%    39.0%    13.5%     4.3%     0.0%    0.0%
 18   September, 2003..  0.0%     0.0%     0.0%     0.0%     0.0%    31.8%     7.2%     0.0%     0.0%    0.0%
 19   October, 2003....  0.0%     0.0%     0.0%     0.0%     0.0%    24.8%     1.0%     0.0%     0.0%    0.0%
 20   November, 2003...  0.0%     0.0%     0.0%     0.0%     0.0%    17.9%     0.0%     0.0%     0.0%    0.0%
 21   December, 2003...  0.0%     0.0%     0.0%     0.0%     0.0%    11.2%     0.0%     0.0%     0.0%    0.0%
 22   January, 2004....  0.0%     0.0%     0.0%     0.0%     0.0%     4.6%     0.0%     0.0%     0.0%    0.0%
 23   February, 2004...  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 24   March, 2004......  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 25   April, 2004......  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 26   May, 2004........  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 27   June, 2004.......  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 28   July, 2004.......  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 29   August, 2004.....  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 30   September, 2004..  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 31   October, 2004....  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 32   November, 2004...  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 33   December, 2004...  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 34   January, 2005....  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 35   February, 2005...  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 36   March, 2005......  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 37   April, 2005......  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 38   May, 2005........  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 39   June, 2005.......  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 40   July, 2005.......  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 41   August, 2005.....  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 42   September, 2005..  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 43   October, 2005....  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 44   November, 2005...  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 45   December, 2005...  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 46   January, 2006....  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 47   February, 2006...  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 48   March, 2006......  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 49   April, 2006......  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 50   May, 2006........  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 51   June, 2006.......  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 52   July, 2006.......  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 53   August, 2006.....  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 54   September, 2006..  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 55   October, 2006....  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 56   November, 2006...  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
 57   December, 2006...  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
Weighted Average
    Life (years)....... 0.39     0.28     0.17     0.10     0.09     1.32     1.03     0.90     0.83    0.66
------------------------------

(1) See pages 20 and 21 of these materials for the important notice regarding calculation of the weighted average life and the assumptions upon which these tables are based.

         Percent of Initial Note Balance at Various ABS Percentages (1)

                                       Class A-3 Notes                              Class A-4 Notes
                       ------------------------------------------   -----------------------------------------

Payment Date            1.0%     1.4%     1.6%     1.8%     2.5%     1.0%     1.4%    1.6%     1.8%     2.5%
------------           ------   ------   ------   ------   ------   ------   ------  ------   ------   ------
Closing Date           100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%  100.0%   100.0%   100.0%
 1    April, 2002......100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%  100.0%
 2    May, 2002........100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%  100.0%
 3    June, 2002.......100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%  100.0%
 4    July, 2002.......100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%  100.0%
 5    August, 2002.....100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%  100.0%
 6    September, 2002..100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%  100.0%
 7    October, 2002....100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%  100.0%
 8    November, 2002...100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%  100.0%
 9    December, 2002...100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%  100.0%
 10   January, 2003....100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%  100.0%
 11   February, 2003...100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%  100.0%
 12   March, 2003......100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%  100.0%
 13   April, 2003......100.0%   100.0%   100.0%   100.0%    97.3%   100.0%   100.0%   100.0%   100.0%  100.0%
 14   May, 2003........100.0%   100.0%   100.0%   100.0%    85.5%   100.0%   100.0%   100.0%   100.0%  100.0%
 15   June, 2003.......100.0%   100.0%   100.0%   100.0%    73.8%   100.0%   100.0%   100.0%   100.0%  100.0%
 16   July, 2003.......100.0%   100.0%   100.0%   100.0%    62.4%   100.0%   100.0%   100.0%   100.0%  100.0%
 17   August, 2003.....100.0%   100.0%   100.0%    93.6%    51.2%   100.0%   100.0%   100.0%   100.0%  100.0%
 18   September, 2003..100.0%   100.0%    96.9%    84.5%    40.2%   100.0%   100.0%   100.0%   100.0%  100.0%
 19   October, 2003....100.0%   100.0%    88.4%    75.5%    29.4%   100.0%   100.0%   100.0%   100.0%  100.0%
 20   November, 2003...100.0%    93.3%    80.0%    66.6%    18.8%   100.0%   100.0%   100.0%   100.0%  100.0%
 21   December, 2003...100.0%    85.5%    71.8%    57.9%     8.5%   100.0%   100.0%   100.0%   100.0%  100.0%
 22   January, 2004....100.0%    77.9%    63.7%    49.4%     0.0%   100.0%   100.0%   100.0%   100.0%   98.4%
 23   February, 2004... 99.1%    70.3%    55.7%    41.0%     0.0%   100.0%   100.0%   100.0%   100.0%   88.7%
 24   March, 2004...... 92.4%    62.8%    47.9%    32.8%     0.0%   100.0%   100.0%   100.0%   100.0%   79.2%
 25   April, 2004...... 85.8%    55.5%    40.1%    24.7%     0.0%   100.0%   100.0%   100.0%   100.0%   70.0%
 26   May, 2004........ 79.2%    48.3%    32.6%    16.8%     0.0%   100.0%   100.0%   100.0%   100.0%   61.0%
 27   June, 2004....... 72.7%    41.1%    25.1%     9.0%     0.0%   100.0%   100.0%   100.0%   100.0%   52.2%
 28   July, 2004....... 66.3%    34.1%    17.8%     1.4%     0.0%   100.0%   100.0%   100.0%   100.0%   43.7%
 29   August, 2004..... 60.0%    27.2%    10.7%     0.0%     0.0%   100.0%   100.0%   100.0%    94.1%   35.4%
 30   September, 2004.. 53.7%    20.5%     3.7%     0.0%     0.0%   100.0%   100.0%   100.0%    86.9%   27.4%
 31   October, 2004.... 47.5%    13.8%     0.0%     0.0%     0.0%   100.0%   100.0%    96.9%    79.9%   19.6%
 32   November, 2004... 41.3%     7.3%     0.0%     0.0%     0.0%   100.0%   100.0%    90.2%    73.1%    0.0%
 33   December, 2004... 35.3%     0.9%     0.0%     0.0%     0.0%   100.0%   100.0%    83.8%    66.5%    0.0%
 34   January, 2005.... 29.3%     0.0%     0.0%     0.0%     0.0%   100.0%    94.7%    77.5%    60.0%    0.0%
 35   February, 2005... 23.4%     0.0%     0.0%     0.0%     0.0%   100.0%    88.7%    71.3%    53.7%    0.0%
 36   March, 2005...... 17.6%     0.0%     0.0%     0.0%     0.0%   100.0%    82.8%    65.3%    47.6%    0.0%
 37   April, 2005...... 11.8%     0.0%     0.0%     0.0%     0.0%   100.0%    77.0%    59.4%    41.7%    0.0%
 38   May, 2005........  6.2%     0.0%     0.0%     0.0%     0.0%   100.0%    71.3%    53.7%    36.0%    0.0%
 39   June, 2005.......  0.6%     0.0%     0.0%     0.0%     0.0%   100.0%    65.8%    48.2%    30.4%    0.0%
 40   July, 2005.......  0.0%     0.0%     0.0%     0.0%     0.0%    95.2%    60.4%    42.8%    25.1%    0.0%
 41   August, 2005.....  0.0%     0.0%     0.0%     0.0%     0.0%    89.8%    55.2%    37.6%    19.9%    0.0%
 42   September, 2005..  0.0%     0.0%     0.0%     0.0%     0.0%    84.7%    50.1%    32.6%     0.0%    0.0%
 43   October, 2005....  0.0%     0.0%     0.0%     0.0%     0.0%    79.6%    45.2%    27.8%     0.0%    0.0%
 44   November, 2005...  0.0%     0.0%     0.0%     0.0%     0.0%    74.6%    40.4%    23.2%     0.0%    0.0%
 45   December, 2005...  0.0%     0.0%     0.0%     0.0%     0.0%    69.7%    35.8%    18.7%     0.0%    0.0%
 46   January, 2006....  0.0%     0.0%     0.0%     0.0%     0.0%    64.9%    31.3%     0.0%     0.0%    0.0%
 47   February, 2006...  0.0%     0.0%     0.0%     0.0%     0.0%    60.2%    27.0%     0.0%     0.0%    0.0%
 48   March, 2006......  0.0%     0.0%     0.0%     0.0%     0.0%    55.5%    22.8%     0.0%     0.0%    0.0%
 49   April, 2006......  0.0%     0.0%     0.0%     0.0%     0.0%    51.0%    18.8%     0.0%     0.0%    0.0%
 50   May, 2006........  0.0%     0.0%     0.0%     0.0%     0.0%    46.5%     0.0%     0.0%     0.0%    0.0%
 51   June, 2006.......  0.0%     0.0%     0.0%     0.0%     0.0%    42.2%     0.0%     0.0%     0.0%    0.0%
 52   July, 2006.......  0.0%     0.0%     0.0%     0.0%     0.0%    37.9%     0.0%     0.0%     0.0%    0.0%
 53   August, 2006.....  0.0%     0.0%     0.0%     0.0%     0.0%    33.7%     0.0%     0.0%     0.0%    0.0%
 54   September, 2006..  0.0%     0.0%     0.0%     0.0%     0.0%    29.7%     0.0%     0.0%     0.0%    0.0%
 55   October, 2006....  0.0%     0.0%     0.0%     0.0%     0.0%    25.7%     0.0%     0.0%     0.0%    0.0%
 56   November, 2006...  0.0%     0.0%     0.0%     0.0%     0.0%    21.8%     0.0%     0.0%     0.0%    0.0%
 57   December, 2006...  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%    0.0%
Weighted Average
   Life (years)........ 2.57     2.17     2.00     1.85     1.44     4.11     3.53     3.25     2.98    2.29

(1) See pages 20 and 21 of these materials for the important notice regarding calculation of the weighted average life and the assumptions upon which these tables are based.

         Percent of Initial Note Balance at Various ABS Percentages (1)

                                                Class B Notes
                                ------------------------------------------
Payment Date                     1.0%     1.4%     1.6%     1.8%     2.5%
------------                    ------   ------   ------   ------   ------

 Closing Date...................100.0%   100.0%   100.0%   100.0%   100.0%
 1    April, 2002...............100.0%   100.0%   100.0%   100.0%   100.0%
 2    May, 2002.................100.0%   100.0%   100.0%   100.0%   100.0%
 3    June, 2002................100.0%   100.0%   100.0%   100.0%   100.0%
 4    July, 2002................100.0%   100.0%   100.0%   100.0%   100.0%
 5    August, 2002..............100.0%   100.0%   100.0%   100.0%   100.0%
 6    September, 2002...........100.0%   100.0%   100.0%   100.0%   100.0%
 7    October, 2002.............100.0%   100.0%   100.0%   100.0%   100.0%
 8    November, 2002............100.0%   100.0%   100.0%   100.0%   100.0%
 9    December, 2002............100.0%   100.0%   100.0%   100.0%   100.0%
 10   January, 2003.............100.0%   100.0%   100.0%   100.0%   100.0%
 11   February, 2003............100.0%   100.0%   100.0%   100.0%   100.0%
 12   March, 2003...............100.0%   100.0%   100.0%   100.0%   100.0%
 13   April, 2003...............100.0%   100.0%   100.0%   100.0%   100.0%
 14   May, 2003.................100.0%   100.0%   100.0%   100.0%   100.0%
 15   June, 2003................100.0%   100.0%   100.0%   100.0%   100.0%
 16   July, 2003................100.0%   100.0%   100.0%   100.0%   100.0%
 17   August, 2003..............100.0%   100.0%   100.0%   100.0%   100.0%
 18   September, 2003...........100.0%   100.0%   100.0%   100.0%   100.0%
 19   October, 2003.............100.0%   100.0%   100.0%   100.0%   100.0%
 20   November, 2003............100.0%   100.0%   100.0%   100.0%   100.0%
 21   December, 2003............100.0%   100.0%   100.0%   100.0%   100.0%
 22   January, 2004.............100.0%   100.0%   100.0%   100.0%   100.0%
 23   February, 2004............100.0%   100.0%   100.0%   100.0%   100.0%
 24   March, 2004...............100.0%   100.0%   100.0%   100.0%   100.0%
 25   April, 2004...............100.0%   100.0%   100.0%   100.0%   100.0%
 26   May, 2004.................100.0%   100.0%   100.0%   100.0%   100.0%
 27   June, 2004................100.0%   100.0%   100.0%   100.0%   100.0%
 28   July, 2004................100.0%   100.0%   100.0%   100.0%   100.0%
 29   August, 2004..............100.0%   100.0%   100.0%   100.0%   100.0%
 30   September, 2004...........100.0%   100.0%   100.0%   100.0%   100.0%
 31   October, 2004.............100.0%   100.0%   100.0%   100.0%   100.0%
 32   November, 2004............100.0%   100.0%   100.0%   100.0%     0.0%
 33   December, 2004............100.0%   100.0%   100.0%   100.0%     0.0%
 34   January, 2005.............100.0%   100.0%   100.0%   100.0%     0.0%
 35   February, 2005............100.0%   100.0%   100.0%   100.0%     0.0%
 36   March, 2005...............100.0%   100.0%   100.0%   100.0%     0.0%
 37   April, 2005...............100.0%   100.0%   100.0%   100.0%     0.0%
 38   May, 2005.................100.0%   100.0%   100.0%   100.0%     0.0%
 39   June, 2005................100.0%   100.0%   100.0%   100.0%     0.0%
 40   July, 2005................100.0%   100.0%   100.0%   100.0%     0.0%
 41   August, 2005..............100.0%   100.0%   100.0%   100.0%     0.0%
 42   September, 2005...........100.0%   100.0%   100.0%     0.0%     0.0%
 43   October, 2005.............100.0%   100.0%   100.0%     0.0%     0.0%
 44   November, 2005............100.0%   100.0%   100.0%     0.0%     0.0%
 45   December, 2005............100.0%   100.0%   100.0%     0.0%     0.0%
 46   January, 2006.............100.0%   100.0%     0.0%     0.0%     0.0%
 47   February, 2006............100.0%   100.0%     0.0%     0.0%     0.0%
 48   March, 2006...............100.0%   100.0%     0.0%     0.0%     0.0%
 49   April, 2006...............100.0%   100.0%     0.0%     0.0%     0.0%
 50   May, 2006.................100.0%     0.0%     0.0%     0.0%     0.0%
 51   June, 2006................100.0%     0.0%     0.0%     0.0%     0.0%
 52   July, 2006................100.0%     0.0%     0.0%     0.0%     0.0%
 53   August, 2006..............100.0%     0.0%     0.0%     0.0%     0.0%
 54   September, 2006...........100.0%     0.0%     0.0%     0.0%     0.0%
 55   October, 2006.............100.0%     0.0%     0.0%     0.0%     0.0%
 56   November, 2006............100.0%     0.0%     0.0%     0.0%     0.0%
 57   December, 2006............  0.0%     0.0%     0.0%     0.0%     0.0%
 Weighted Average
      Life (years).............. 4.72      4.14    3.81     3.47     2.64


(1) See pages 20 and 21 of these materials for the important notice regarding calculation of the weighted average life and the assumptions upon which these tables are based.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     Monthly interest will be distributed to noteholders on each payment date to the extent of the interest rate applicable to each class of notes applied to the aggregate principal balance for each class of notes, as of the preceding payment date or the closing date, as applicable (after giving effect to payments of principal on such preceding payment date).

     Upon a full or partial prepayment on a receivable, noteholders should receive interest for the full month of such prepayment either:

     (1)  through the distribution of interest paid on the receivables;

     (2)  from a withdrawal from the spread account;

     (3)  by an advance from the servicer; or

     (4)  by a draw on the policy.

     The receivables will have different contract rates. The contract rate on a small percentage of the receivables will not exceed the sum of:

     (1)  the weighted average of the interest rates on the notes;

     (2) the per annum rate used to calculate the insurance premium paid to the insurer; and

     (3)  the per annum rate used to calculate the monthly servicing fee.

     Disproportionate rates of prepayments between receivables with higher and lower contract rates could affect the ability of the trust to pay monthly interest to you.

                                  THE INSURER

MBIA

     MBIA Insurance Corporation ("MBIA"), the insurer, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has three branches, one in the Republic of France, one in the Republic of Singapore and one in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     MBIA does not accept any responsibility for the accuracy or completeness of these materials or any information or disclosure contained in, or omitted from, these materials, other than with respect to the accuracy of the information regarding the policy and MBIA set forth under the heading "The Insurer." Additionally, MBIA makes no representation regarding the notes or the advisability of investing in the notes.

     The   policy   issued  by  MBIA  as   insurer   is  not   covered   by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA Information

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

     3.   The report on Form 8-K filed by the Company on January 30, 2001.

     Any documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of these materials and prior to the termination of the offering of the notes offered hereby shall be deemed to be incorporated by reference in these materials and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in these materials, shall be deemed to be modified or superseded for purposes of these materials to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, shall not be deemed, except as so modified or superseded to constitute a part of these materials.

     The consolidated financial statements of MBIA, a wholly owned subsidiary of the Company, and its subsidiaries as of December 31, 2000 and December 31, 1999, and for each of the three years in the period ended December 31, 2000, prepared in accordance with generally accepted accounting principles ("GAAP"), included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000, and the consolidated financial statements of MBIA and its subsidiaries as of September 30, 2001 for the nine month periods ended September 30, 2001, and September 30, 2000, included in the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2001, are hereby incorporated by reference into these materials and shall be deemed to be a part of these materials. All financial statements of MBIA and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of these materials and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into these materials and to be a part of these materials from the respective dates of filing such documents.

     The Company files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of the SEC filings (including (1) the Company's Annual Report on Form 10-K for the year ended December 31, 2000, (2) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and (3) the report on Form 8-K filed by the Company on January 30, 2001) are available (i) over the Internet at the SEC's web site at http://www.sec.gov; (ii) at the SEC's public reference room in Washington D.C.; (iii) over the Internet at the Company's web site at http://www.mbia.com; and (iv) at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

     The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and GAAP:

                                            SAP
                             ----------------------------------
                             December 31,         September 30,
                                2000                   2001
                             ------------         -------------
                              (Audited)            (Unaudited)
                                       (in millions)

Admitted Assets................ $7,627               $8,463
Liabilities.................... $5,245               $6,049
Capital and Surplus............ $2,382               $2,414





                                            GAAP
                             ----------------------------------
                             December 31,         September 30,
                                2000                   2001
                             ------------         -------------
                              (Audited)            (Unaudited)
                                       (in millions)


Assets......................... $8,450               $9,505
Liabilities.................... $3,642               $4,252
Shareholder's Equity........... $4,808               $5,253


Financial Strength Ratings of MBIA

     Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

     Standard  &  Poor's  Ratings  Services,   a  division  of  The  McGraw-Hill
Companies, Inc. rates the financial strength of MBIA "AAA."

     Fitch Ratings, Inc. rates the financial strength of MBIA "AAA."

     Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. MBIA does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

                            INDEX OF PRINCIPAL TERMS

     We have listed below the terms used in these materials and the pages where definitions of the terms can be found.


ABS..........................................................................20
Company......................................................................25
ERISA.........................................................................8
Funding Subsidiaries..........................................................5
GAAP.........................................................................26
MBIA.........................................................................25
SAP..........................................................................26
UAC...........................................................................3